UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2009

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CHD-522938-1

Item 1.01	Entry Into a Material Definitive Agreement.

In connection with its recent Common Stock offering in June 2009, CBL & Associates Properties, Inc. (the “Company”) entered into an Underwriting Agreement with the underwriters named therein, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC) acted as representatives, pursuant to which the Company agreed, among other things to use its best efforts to increase the total number of authorized shares of Common Stock to one billion shares as soon as practicable. The Company has received feedback from a number of major shareholders indicating that they would be more comfortable supporting the proposed amendment at a reduced amount. Therefore, the Company’s Board of Directors has determined to reduce the requested number of common shares to 350,000,000. The underwriters have accepted the reduction in the requested increase and, pursuant to a Waiver Letter executed with reference to the original Underwriting Agreement which is dated September 3, 2009 and filed as Exhibit 1.2 to this Report, have agreed to waive the original requirement in the Underwriting Agreement.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit Number	Description
1.1

Underwriting Agreement, dated June 9, 2009, by and among CBL & Associates Properties, Inc. and CBL & Associates Limited Partnership and the underwriters named therein, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC acted as representatives. Incorporated by reference to Exhibit 1 to the Company’s Current Report on Form 8-K dated June 9, 2009 and filed with the SEC June 10, 2009 (SEC File No. 1-12494).

1.2

Waiver Letter, dated September 3, 2009, executed with reference to Underwriting Agreement dated June 9, 2009, by and among CBL & Associates Properties, Inc. and CBL & Associates Limited Partnership and the underwriters named therein, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC) acted as representatives. Filed herewith.

CHD-522938-1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman,
Chief Financial Officer and Treasurer

Date: September 8, 2009